                                MDP CORPORATION
                                 BALANCE SHEET
                                MARCH 31, 2001
                                  (unaudited)

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
ASSETS
Current assets
  Cash                                                        $  484,031
  Accounts receivable, net of $18,600 allowance                  669,995
  Inventories                                                     53,505
  Prepaid expenses                                                31,506
                                                              ----------
     Total current assets                                      1,239,037

Property and equipment, Net                                      268,637

Other assets
  Deposits                                                         5,750
  Employee loan                                                   17,000
                                                              ----------
     Total other assets                                           22,750
                                                              ----------
TOTAL ASSETS                                                  $1,530,424
                                                              ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
  Current portion of long term debt                           $   23,387
  Accounts payable                                               239,854
  Accrued liabilities                                             33,097
  Customer postage deposits                                      167,554
                                                              ----------
     Total current liabilities                                   463,892

Long term liabilities
  Note payable                                                   180,739
  Installment note                                                40,380
                                                              ----------
     Total long term liabilities                                 221,119
                                                              ----------
     Total liabilities                                           685,011

Stockholder's equity
  Common stock, $1 par value,
    100,000 authorized shares,
    1 share issued and outstanding                                     1
  Additional paid in capital                                     819,199
  Retained earnings                                               26,213
                                                              ----------
     Total stockholder's equity                                  845,413
                                                              ----------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                    $1,530,424
                                                              ==========
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                                MDP CORPORATION
                            STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 2001
                                  (unaudited)

Revenue                                           $1,706,786

Cost of sales                                      1,106,884
                                                  ----------

Gross profit                                         599,902

Operating expenses                                   317,675
                                                  ----------

  Income from operations                             282,227

Other expenses
  Interest expense                                     2,724
  Depreciation and amortization                       25,057
                                                  ----------
     Total other expenses                             27,781
                                                  ----------

Net income                                        $  254,446
                                                  ==========
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                                MDP CORPORATION
                            STATEMENT OF CASH FLOWS
                       THREE MONTHS ENDED MARCH 31, 2001
                                  (unaudited)

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
CASH FLOW FROM OPERATING ACTIVITIES:
 Net income                                                          $ 254,446
 Adjustments to reconcile net income to net cash provided
  by operating activities:
      Depreciation and amortization                                     25,057
  Change in operating assets & liabilities:
      Decrease in accounts receivable                                    9,379
      Decrease in prepaid postage                                      209,859
      Decrease in accounts payable and accrued expenses               (137,416)
      Increase in customer postage deposits                              2,691
                                                                     ---------
 Net cash provided by operating activities                             364,016
                                                                     ---------

CASH FLOW FROM INVESTING ACTIVITIES:
 Capital expenditures                                                  (12,149)
                                                                     ---------
Net cash used by investing activities                                  (12,149)
                                                                     ---------

CASH FLOW FROM FINANCING ACTIVITIES:
 Payment of notes payable                                               (5,509)
 Stockholder distributions                                              (8,620)
                                                                     ---------
Net cash used by financing activities                                  (14,129)
                                                                     ---------

Net increase in cash and cash equivalents                              337,738
Cash and cash equivalents at beginning of period                       146,293
                                                                     ---------
Cash and cash equivalents at end of period                           $ 484,031
                                                                     =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period:
      Interest                                                       $   4,409
                                                                     =========
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